UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 2, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 2, 2015, James M. Otterberg resigned as Vice President and Chief Financial and Chief Accounting Officer of Unifi, Inc. (the “Registrant”). The Registrant has appointed Christopher A. Smosna, who is a Vice President and Treasurer of the Registrant, as interim Chief Financial and Chief Accounting Officer, which appointment is effective November 2, 2015. Mr. Smosna, age 44, is a certified public accountant and has been Treasurer of the Registrant since 2008 and a Vice President since 2011 of the Registrant’s principal operating subsidiary, Unifi Manufacturing, Inc.

The Registrant and Mr. Otterberg are considering terms for the separation, and the Registrant will file a Form 8-K with appropriate information about the terms that are agreed to between the parties.

The Registrant has made arrangements to hire a highly experienced individual as the Registrant’s long-term Chief Financial and Chief Accounting Officer, and will announce his appointment after his current employer has completed certain internal protocols for his departure. The Registrant expects those protocols will be completed soon, and the Registrant will file a Form 8-K with information about that person when they are.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: November 2, 2015